APPENDIX C

POWER OF ATTORNEY

 This Statement confirms that the undersigned, William Marshall Simpson, has authorized, designated and appointed each of Grace R. den Hartog and Rosemarie W. France his or her lawful attorney-in-fact and agent, with full power of attorney and agency to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Owens & Minor, Inc.  The authority of each of Grace R. den Hartog and Rosemarie W. France under this power of attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in Owens & Minor, Inc., unless earlier revoked in writing.  The undersigned expressly acknowledges that neither Grace R. den Hartog nor Rosemarie W. France is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

___10/05/15_____________  __/s/ William Marshall Simpson______________

 Date     [Name]